Exhibit 99.1

MALLINCKRODT PLC REPORTS FISCAL 2014 SECOND QUARTER FINANCIAL RESULTS;
INCREASES FULL-YEAR 2014 GUIDANCE

•	Advances strategic business transformation with new product launches in Specialty Pharmaceuticals, completion of Cadence Pharmaceuticals acquisition and pending acquisition of Questcor Pharmaceuticals

•	Increases guidance on full-year revenue and full-year adjusted diluted earnings per share reflecting strength of base business and acquisition of Cadence

•	Second quarter net sales of $558 million and adjusted diluted earnings per share of $0.95; first half net sales of $1.098 billion and adjusted diluted earnings per share of $1.83, up 10%

DUBLIN - May 8, 2014 - Mallinckrodt plc (NYSE: MNK), a leading global specialty pharmaceutical company, today reported results for the second quarter of fiscal 2014, which ended March 28, 2014. The company also announced that it revised and increased guidance for fiscal 2014 reflecting the strong performance of the company’s base business and the recently completed acquisition of Cadence Pharmaceuticals.
Net sales were $557.8 million for the second quarter of fiscal 2014 compared with $585.3 million reported in the second quarter of fiscal 2013. Net sales comparisons were impacted by the fiscal 2013 second quarter launch and initial stocking of the 36 mg and 54 mg dosage strength tablets of Methylphenidate ER.
On a non-GAAP(1) basis, adjusted net income for the second fiscal quarter of 2014 was $56.4 million, compared with $57.9 million a year ago. Non-GAAP adjusted diluted earnings per share were $0.95, compared with $1.00 in the same quarter a year ago.
On a GAAP basis, net income for the second quarter of fiscal 2014 was $11.6 million, or $0.20 per diluted share, compared with $34.0 million, or $0.59 per diluted share, in the year-ago period. The decrease in net income reflects a $23.1 million environmental remediation charge, $18.5 million of transaction costs primarily associated with our completion of the Cadence acquisition, increased restructuring charges and current year interest expenses associated with our April 2013, $900 million debt financing. These were partially offset by benefits from strategic pricing actions in certain specialty controlled substances generics products and the recognition of a substantial portion of the full-year tax benefits from the acquisition of Cadence during the second quarter of fiscal 2014.
“Our year-to-date bottom-line performance continues to be strong with adjusted diluted earnings per share up approximately 10%, and we made significant strides toward achieving our strategic vision, providing the confidence to raise earnings and sales guidance for fiscal 2014,” said Mark Trudeau, Chief Executive Officer and President, Mallinckrodt. “Importantly, our evolution to being a top-performing Specialty Pharmaceuticals company is progressing quickly, as we continue to benefit from strong results across our base business. The addition of new assets via the strategic acquisition of Cadence and the pending acquisition of Questcor will create an expanded platform from which to further our growth trajectory.”
Gross profit was $262.6 million for the second quarter of fiscal 2014, compared with $273.5 million in the prior-year period. Gross profit, as a percentage of net sales, was 47.1% for the quarter, versus 46.7% in the prior-year period.
Selling, general and administrative (SG&A) expenses for the second quarter of fiscal 2014 were $194.1 million, compared with $160.7 million in the same period in 2013. SG&A expenses as a percentage of net sales were 34.8% in the second quarter of fiscal 2014, compared with 27.5% in the prior year. Excluding the significant environmental charge and transaction costs related to business development in the quarter, SG&A as a percentage of sales would have been 27.3%.

R&D expenses for the second quarter of fiscal 2014 were $41.4 million, compared with $39.2 million in the prior-year period. R&D expenses as a percentage of net sales were 7.4% in the second fiscal quarter of 2014, compared with 6.7% in the prior-year quarter.
Separation costs for the second quarter of fiscal 2014 were $2.6 million, compared with $14.4 million in the prior year. Separation costs decreased following the spin-off from the company's former parent.
Restructuring charges were $21.7 million for the second quarter of fiscal 2014, compared with $6.4 million in the prior-year period. The increase primarily reflects activities that will improve both cost of sales and SG&A under the previously announced $100 million to $125 million restructuring program.
The fiscal 2014 second quarter non-GAAP effective tax rate was 23.7%. The company’s effective tax rate reflects a substantial portion of the full-year tax benefits from the Cadence acquisition, which are magnified by the level of loss from continuing operations before income taxes.
Six-Month Fiscal 2014 Results
In the first six months of fiscal 2014, net sales were $1.098 billion, compared with $1.089 billion in the first six months of the prior year, which represents a 0.8% increase. Net sales of our Specialty Pharmaceuticals segment increased to $633.8 million compared with $604.6 million, up 4.8%.
On a non-GAAP basis, adjusted net income was $107.6 million, compared with $95.5 million last year. Non-GAAP adjusted diluted earnings per share were $1.83, compared with $1.66 last year; an increase of 10.2%. This was attributable to improved profitability from our Specialty Pharmaceuticals segment, partially offset by higher supply chain costs experienced in the Global Medical Imaging segment.
On a GAAP basis, net income for the first six months of fiscal 2014 was $57.2 million, compared with $53.2 million for the same period in 2013 - an increase of 7.5%. GAAP diluted earnings per share were $0.97, compared with $0.92 last year.
BUSINESS SEGMENT RESULTS
Specialty Pharmaceuticals Segment
Net sales in the Specialty Pharmaceuticals segment for the second quarter of fiscal 2014 were $324.3 million compared with $344.4 million in the prior-year period. Net sales in Brands were $55.1 million, compared with $47.8 million last year, led by net sales from the acquisition of OFIRMEV® (acetaminophen) injection and launch of XARTEMIS XR™ (oxycodone HCl and acetaminophen) Extended-Release Tablets (CII). Net sales in Specialty Generics and Active Pharmaceutical Ingredients (API) were $269.2 million, compared with $296.6 million last year, primarily driven by higher prior year net sales from the initial stocking of the 36 mg and 54 mg dosage strengths of Methylphenidate HCl Extended-Release Tablets, USP CII (Methylphenidate ER). Current year net sales reflect increased competitive pressures partially offset by benefits from pricing actions on certain specialty generics products.
Segment operating income in the quarter was $105.9 million, compared with $105.0 million last year. Segment operating margin was 32.7%, compared with 30.5% last year, reflecting benefits from strategic pricing initiatives, partially offset by higher SG&A costs to support the launch of XARTEMIS XR and PENNSAID® (diclofenac sodium topical solution) 2% w/w.
Global Medical Imaging Segment
Net sales in the company's Global Medical Imaging segment were $222.4 million, versus $229.1 million in the second quarter of fiscal 2013. Net sales of Contrast Media and Delivery Systems were $112.6 million, compared with $118.2 million in the prior year, due to effects of profit-focused strategic restructuring partially offset by increased U.S. net sales. Nuclear Imaging net sales were $109.8 million compared with $110.9 million in the prior year.

For the fiscal second quarter, operating income in the segment was $10.3 million, compared with $18.9 million last year. Operating margin was 4.6%, compared with 8.2% last year, reflecting a more significant negative impact of Nuclear Imaging supply-chain disruptions and lower net sales.
FISCAL 2014 OUTLOOK
Guidance: Mallinckrodt is providing updated guidance for fiscal 2014, reflecting improved base performance and the completed acquisition of Cadence, which is summarized below in comparison to the previous guidance issued on February 7, 2014 (excluding foreign currency impact).

Guidance Category	February 2014	Updated May 2014
Adjusted diluted earnings per share	$2.65 to $2.95	$3.30 to $3.60
Total Mallinckrodt net sales(2)	$2.2 billion to $2.3 billion	$2.28 billion to $2.38 billion
Specialty Pharmaceuticals segment net sales	$1.3 billion to $1.35 billion	$1.38 billion to $1.43 billion
Global Medical Imaging segment net sales	$850 million to $900 million	$850 million to $900 million
Methylphenidate ER net sales	At least $150 million	At least $160 million
Non-GAAP effective tax rate	25% to 28%	23% to 26%
Capital expenditures	$140 million to $160 million	$130 million to $150 million
(2)Includes sales to former parent

CONFERENCE CALL AND WEBCAST - EARNINGS PRESENTATION AND FIRESIDE CHAT
The company will hold a conference call for investors from 7:30-8:00am, U.S. Eastern Time. Shortly after the earnings call, the company will hold a separate live fireside chat question and answer session for investors at the St. Regis New York, 2 East 55th Street at 5th Avenue in New York City, which will also be available by conference call. Those wishing to attend the fireside chat may arrive at the St. Regis at 7:30am and proceed to the St. Regis Roof Meeting room, where questions will be taken both live and by phone beginning at 8:15am.
The calls can be accessed in three ways.

•	At the Mallinckrodt website: http://mallinckrodt.com/investor_relations.aspx

•
By telephone: For both “listen-only” participants and those who wish to take part in the question-and-answer portion of the second session, the telephone dial-in number in the U.S. is (877) 359-9508. For participants outside the U.S., the dial-in number is (224) 357-2393. The conference I.D. (access number) for the earnings call at 7:30am is 30870215 and the I.D. for the fireside chat is 32627753

•
Through an audio replay: A replay of the call will be available by 4pm U.S. Eastern Time on May 8, 2014, and ending at 11:59pm/ U.S. Eastern Time on May 15, 2014. The dial-in number for U.S. participants is (855) 859-2056. For participants outside the U.S., the replay dial-in number is (404) 537-3406. The replay conference I.D. for the earnings call is 30870215 and the conference I.D. to hear the fireside chat is 32627753

Those who listen to the earnings call or webcast will need to call back using the same number noted above to participate in the fireside chat. Please note the two segments have separate conference I.D. numbers.

ABOUT MALLINCKRODT
Mallinckrodt is a global specialty pharmaceutical and medical imaging business that develops, manufactures, markets and distributes specialty pharmaceutical products and medical imaging agents. The company's core strengths include the acquisition and management of highly regulated raw materials; deep regulatory expertise; and specialized chemistry, formulation and manufacturing capabilities. The company's Specialty Pharmaceuticals segment includes branded and specialty generic drugs and active pharmaceutical ingredients, and the Global Medical Imaging segment includes contrast media and nuclear imaging agents. Mallinckrodt has approximately 5,500 employees worldwide and a commercial presence in roughly 65 countries. The company's fiscal 2013 revenue totaled $2.2 billion. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

(1)NON-GAAP FINANCIAL MEASURES
This press release contains financial measures, including adjusted net income, adjusted diluted earnings per share, operational growth and effective tax rate, which are considered "non-GAAP" financial measures under applicable Securities and Exchange Commission rules and regulations.
Adjusted net income represents net income, prepared in accordance with accounting principles generally accepted in the U.S. (GAAP), excluding the after-tax effects related to separation costs; restructuring and related charges, net; amortization; discontinued operations; and other items identified by the company. Adjusted diluted earnings per share represents adjusted net income divided by the number of diluted shares. The non-GAAP effective tax rate reflects the tax impact of adjustments between net income and adjusted net income and certain effects associated with acquisitions.
Operational growth measures the change in net sales between current- and prior-year periods using a constant currency, the exchange rate in effect during the applicable prior-year period. This measure is one of the performance metrics that determines management incentive compensation.
The company has provided these non-GAAP financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the company's operating performance. In addition, the company believes that they will be used by certain investors to measure Mallinckrodt's operating results. Management believes that presenting these non-GAAP measures provides useful information about the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance.
These non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The company's definition of these non-GAAP measures may differ from similarly titled measures used by others.
Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.
FORWARD-LOOKING STATEMENTS
Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about future financial condition and operating results, economic, business, competitive and/or regulatory factors affecting our business and our pending merger with Questcor. Any forward-looking statements contained herein are based on our management's current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or company actions to differ materially from what is expressed or implied by these statements. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration, our ability to obtain and/or timely transport molybdenum-99 to our technetium-99m generator production facilities, customer concentration, cost-containment efforts of customers, purchasing groups, third-party payors and governmental organizations, our ability to successfully develop or commercialize new products, our ability to protect intellectual property rights, competition, our ability to complete our pending merger with Questcor Pharmaceuticals, our ability to integrate acquisitions of technology, products and businesses, product liability losses and other litigation liability, the reimbursement practices of a small number of large public or private issuers, complex reporting and payment obligation under healthcare rebate programs, changes in laws and regulations, conducting business internationally, foreign exchange rates, material health, safety and environmental liabilities, litigation and violations, information technology infrastructure and restructuring activities. These and other factors are identified and described in more detail in the “Risk Factors” section of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended September 27, 2013 and Quarterly Report on Form 10-Q for the quarterly period ended December 27, 2013. Additional consideration should be given to the "Risk Factors" sections of the SEC filings of Cadence Pharmaceuticals, Inc., which was acquired by Mallinckrodt on March 19, 2014, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2013; and Questcor Pharmaceuticals, Inc. SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014. We disclaim any obligation to update these forward-looking statements other than as required by law.

CONTACTS
John Moten
Vice President, Investor Relations
314-654-6650
john.moten@mallinckrodt.com

Lynn Phillips
Manager, Media Relations
314-654-3263
lynn.phillips@mallinckrodt.com

Meredith Fischer
Senior Vice President, Communications
314-654-3318
meredith.fischer@mallinckrodt.com

MALLINCKRODT PLC
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Three Months Ended
	March 28, 2014	Percent of Net sales	March 29, 2013	Percent of Net sales
Net sales	$557.8	100.0%	$585.3	100.0%
Cost of sales	295.2	52.9	311.8	53.3
Gross profit	262.6	47.1	273.5	46.7
Selling, general and administrative expenses	194.1	34.8	160.7	27.5
Research and development expenses	41.4	7.4	39.2	6.7
Separation costs	2.6	0.5	14.4	2.5
Restructuring charges, net	21.7	3.9	6.4	1.1
Gains on divestiture and license	(0.9)	(0.2)	(0.7)	(0.1)
Operating income	3.7	0.7	53.5	9.1
Interest expense	(12.4)	(2.2)	(0.1)	—
Interest income	0.5	0.1	0.1	—
Other expense, net	(0.4)	(0.1)	—	—
(Loss) income from continuing operations before income taxes	(8.6)	(1.5)	53.5	9.1
Provision for income taxes	(20.3)	(3.6)	19.0	3.2
Income from continuing operations	11.7	2.1	34.5	5.9
Loss from discontinued operations, net of income taxes	(0.1)	—	(0.5)	(0.1)
Net income	$11.6	2.1	$34.0	5.8

Basic earnings per share:
Income from continuing operations	$0.20		$0.60
Loss from discontinued operations	—		(0.01)
Net income	0.20		0.59
Diluted earnings per share:
Income from continuing operations	$0.20		$0.60
Loss from discontinued operations	—		(0.01)
Net income	0.20		0.59
Weighted-average number of shares outstanding(1):
Basic	58.2		57.7
Diluted	59.1		57.7

(1)	For periods prior to the separation from Covidien, weighted-average number of shares reflects the number of ordinary shares of Mallinckrodt outstanding immediately following the separation.

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data, net of tax)

	Three Months Ended
	March 28, 2014		March 29, 2013
	Net income	Diluted net income per share	Net income	Diluted net income per share (3)
GAAP	$11.6	$0.20	$34.0	$0.59
Adjustments:
Separation costs	2.6	0.04	14.4	0.25
Restructuring and related charges, net (1)	21.7	0.37	6.9	0.12
Amortization expense	15.5	0.26	8.8	0.15
Loss from discontinued operations	0.1	—	0.5	0.01
Acquisition related expenses	18.5	0.31	—	—
Inventory step-up expense	1.1	0.02	—	—
Significant environmental charge	23.1	0.39	—	—
Income taxes (2)	(37.8)	(0.64)	(6.7)	(0.12)
As adjusted	$56.4	$0.95	$57.9	$1.00

(1)	Includes pre-tax accelerated depreciation of $0.5 million for the three months ended March 29, 2013. Accelerated depreciation for the three months ended March 28, 2014 was immaterial.

(2)	Includes tax effect of above adjustments and certain effects associated with acquisitions.

(3)	For periods prior to the separation from Covidien, weighted-average number of shares reflects the number of ordinary shares of Mallinckrodt outstanding immediately following the separation.

MALLINCKRODT PLC
SEGMENT NET SALES AND OPERATIONAL GROWTH
(unaudited, in millions)

	Three Months Ended
	March 28, 2014	March 29, 2013	Percent change	Currency impact	Operational growth
Specialty Pharmaceuticals
Specialty Generics and API	$269.2	$296.6	(9.2)%	(0.1)%	(9.1)%
Brands	55.1	47.8	15.3	—	15.3
	324.3	344.4	(5.8)	(0.1)	(5.7)
Global Medical Imaging
Contrast Media and Delivery Systems	112.6	118.2	(4.7)	(2.3)	(2.4)
Nuclear Imaging	109.8	110.9	(1.0)	0.8	(1.8)
	222.4	229.1	(2.9)	(0.8)	(2.1)

Other(1)	11.1	11.8	(5.9)	(8.5)	2.6
Net Sales	$557.8	$585.3	(4.7)%	(0.5)%	(4.2)%

(1)	Represents net sales to our former parent.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Three Months Ended
	March 28, 2014	March 29, 2013	Percent change
Specialty Pharmaceuticals
Oxycodone (API) and oxycodone-containing tablets	$36.3	$47.9	(24.2)%
Hydrocodone (API) and hydrocodone-containing tablets	19.7	37.4	(47.3)
Methylphenidate ER	43.3	61.6	(29.7)
Other controlled substances	134.0	114.7	16.8
Other	35.9	35.0	2.6
Specialty Generics and API	269.2	296.6	(9.2)
EXALGO	28.9	28.7	0.7
OFIRMEV	5.3	—	—
Other	20.9	19.1	9.4
Brands	55.1	47.8	15.3
Specialty Pharmaceuticals Total	$324.3	$344.4	(5.8)%

Global Medical Imaging
Optiray	$71.3	$75.1	(5.1)%
Other	41.3	43.1	(4.2)
Contrast Media and Delivery Systems	112.6	118.2	(4.7)
Nuclear Imaging	109.8	110.9	(1.0)
Global Medical Imaging Total	$222.4	$229.1	(2.9)%

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Three Months Ended
	March 28, 2014	Percent of segment Net sales	March 29, 2013	Percent of segment Net sales
Specialty Pharmaceuticals	$105.9	32.7%	$105.0	30.5%
Global Medical Imaging	10.3	4.6%	18.9	8.2%
Segment operating income	116.2		123.9
Unallocated amounts:
Corporate and allocated expenses	(72.7)		(40.3)
Intangible asset amortization	(15.5)		(8.8)
Restructuring and related charges, net (1)	(21.7)		(6.9)
Separation costs	(2.6)		(14.4)
Total operating income	$3.7		$53.5

(1)	Includes accelerated depreciation of $0.5 million for the three months ended March 29, 2013. Accelerated depreciation for the three months ended March 28, 2014 was immaterial.

MALLINCKRODT PLC
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Six Months Ended
	March 28, 2014	Percent of Net sales	March 29, 2013	Percent of Net sales
Net sales	$1,098.0	100.0%	$1,089.3	100.0%
Cost of sales	579.8	52.8	582.3	53.5
Gross profit	518.2	47.2	507.0	46.5
Selling, general and administrative expenses	340.3	31.0	307.5	28.2
Research and development expenses	80.4	7.3	77.6	7.1
Separation costs	4.8	0.4	26.4	2.4
Restructuring charges, net	29.7	2.7	6.6	0.6
Gains on divestiture and license	(13.8)	(1.3)	(1.4)	(0.1)
Operating income	76.8	7.0	90.3	8.3
Interest expense	(22.2)	(2.0)	(0.2)	—
Interest income	0.8	0.1	0.1	—
Other (expense) income, net	(1.0)	(0.1)	0.2	—
Income from continuing operations before income taxes	54.4	5.0	90.4	8.3
Provision for income taxes	(3.7)	(0.3)	36.1	3.3
Income from continuing operations	58.1	5.3	54.3	5.0
Loss from discontinued operations, net of income taxes	(0.9)	(0.1)	(1.1)	(0.1)
Net income	$57.2	5.2	$53.2	4.9

Basic earnings per share:
Income from continuing operations	$1.00		$0.94
Loss from discontinued operations	(0.02)		(0.02)
Net income	0.99		0.92
Diluted earnings per share:
Income from continuing operations	$0.99		$0.94
Loss from discontinued operations	(0.02)		(0.02)
Net income	0.97		0.92
Weighted-average number of shares outstanding(1):
Basic	58.0		57.7
Diluted	58.7		57.7

(1)	For periods prior to the separation from Covidien, weighted-average number of shares reflects the number of ordinary shares of Mallinckrodt outstanding immediately following the separation.

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data, net of tax)

	Six Months Ended
	March 28, 2014		March 29, 2013
	Net income	Diluted net income per share	Net income	Diluted net income per share (3)
GAAP	$57.2	$0.97	$53.2	$0.92
Adjustments:
Separation costs	4.8	0.08	26.4	0.46
Restructuring and related charges, net (1)	29.8	0.51	7.9	0.14
Amortization expense	24.3	0.41	17.7	0.31
Loss from discontinued operations	0.9	0.02	1.1	0.02
Acquisition related expenses	18.5	0.32	—	—
Inventory step-up expense	1.1	0.02	—	—
Gain on intellectual property license	(11.7)	(0.20)	—	—
Significant environmental charge	23.1	0.39	—	—
Income taxes (2)	(40.4)	(0.69)	(10.8)	(0.19)
As adjusted	$107.6	$1.83	$95.5	$1.66

(1)	Includes pre-tax accelerated depreciation of $0.1 million and $1.3 million for the six months ended March 28, 2014 and March 29, 2013, respectively.

(2)	Includes tax effect of above adjustments and certain effects associated with acquisitions.

(3)	For periods prior to the separation from Covidien, weighted-average number of shares reflects the number of ordinary shares of Mallinckrodt outstanding immediately following the separation.

MALLINCKRODT PLC
SEGMENT NET SALES AND OPERATIONAL GROWTH
(unaudited, in millions)

	Six Months Ended
	March 28, 2014	March 29, 2013	Percent change	Currency impact	Operational growth
Specialty Pharmaceuticals
Specialty Generics and API	$519.1	$510.2	1.7%	(0.2)%	1.9%
Brands	114.7	94.4	21.5	—	21.5
	633.8	604.6	4.8	(0.1)	4.9
Global Medical Imaging
Contrast Media and Delivery Systems	224.2	239.6	(6.4)	(2.4)	(4.0)
Nuclear Imaging	216.8	219.2	(1.1)	0.5	(1.6)
	441.0	458.8	(3.9)	(1.0)	(2.9)

Other(1)	23.2	25.9	(10.4)	(6.7)	(3.7)
Net Sales	$1,098.0	$1,089.3	0.8%	(0.7)%	1.5%

(1)	Represents net sales to our former parent.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Six Months Ended
	March 28, 2014	March 29, 2013	Percent change
Specialty Pharmaceuticals
Oxycodone (API) and oxycodone-containing tablets	$47.9	$85.2	(43.8)%
Hydrocodone (API) and hydrocodone-containing tablets	49.8	69.0	(27.8)
Methylphenidate ER	99.6	70.9	40.5
Other controlled substances	254.2	214.2	18.7
Other	67.6	70.9	(4.7)
Specialty Generics and API	519.1	510.2	1.7
EXALGO	65.1	58.0	12.2
OFIRMEV	5.3	—	—
Other	44.3	36.4	21.7
Brands	114.7	94.4	21.5
Specialty Pharmaceuticals Total	$633.8	$604.6	4.8%

Global Medical Imaging
Optiray	$143.4	$154.5	(7.2)%
Other	80.8	85.1	(5.1)
Contrast Media and Delivery Systems	224.2	239.6	(6.4)
Nuclear Imaging	216.8	219.2	(1.1)
Global Medical Imaging Total	$441.0	$458.8	(3.9)%

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Six Months Ended
	March 28, 2014	Percent of segment Net sales	March 29, 2013	Percent of segment Net sales
Specialty Pharmaceuticals	$218.9	34.5%	$140.0	23.2%
Global Medical Imaging	14.7	3.3%	68.0	14.8%
Segment operating income	233.6		208.0
Unallocated amounts:
Corporate and allocated expenses	(97.9)		(65.7)
Intangible asset amortization	(24.3)		(17.7)
Restructuring and related charges, net (1)	(29.8)		(7.9)
Separation costs	(4.8)		(26.4)
Total operating income	$76.8		$90.3

(1)	Includes accelerated depreciation of $0.1 million and $1.3 million for the six months ended March 28, 2014 and March 29, 2013, respectively.

MALLINCKRODT PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	March 28, 2014	September 27, 2013
Assets
Current Assets:
Cash and cash equivalents	$334.9	$275.5
Accounts receivable, net	334.2	400.8
Inventories	444.7	403.1
Deferred income taxes	371.7	171.1
Prepaid expenses and other current assets	147.6	134.4
Total current assets	1,633.1	1,384.9
Property, plant and equipment, net	997.5	997.4
Goodwill	853.9	532.0
Intangible assets, net	1,715.0	422.1
Other assets	255.8	220.2
Total Assets	$5,455.3	$3,556.6

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$11.2	$1.5
Accounts payable	119.9	120.9
Accrued payroll and payroll-related costs	58.0	66.5
Accrued branded rebates	33.6	34.6
Accrued and other current liabilities	403.1	376.7
Total current liabilities	625.8	600.2
Long-term debt	2,204.7	918.3
Pension and postretirement benefits	104.0	108.0
Environmental liabilities	63.7	39.5
Deferred income taxes	794.8	310.1
Other income tax liabilities	148.1	153.1
Other liabilities	175.8	171.8
Total Liabilities	4,116.9	2,301.0
Shareholders' Equity:
Preferred shares	—	—
Ordinary shares	11.7	11.5
Ordinary shares held in treasury at cost	(1.8)	—
Additional paid-in capital	1,131.4	1,102.1
Retained earnings	90.7	33.5
Accumulated other comprehensive income	106.4	108.5
Total Shareholders' Equity	1,338.4	1,255.6
Total Liabilities and Shareholders' Equity	$5,455.3	$3,556.6

MALLINCKRODT PLC
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Six Months Ended
	March 28, 2014	March 29, 2013
Cash Flows From Operating Activities:
Net income	$57.2	$53.2
Loss from discontinued operations, net of income taxes	0.9	1.1
Income from continuing operations	58.1	54.3
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	76.7	66.9
Share-based compensation	9.4	6.6
Deferred income taxes	(12.3)	3.5
Non-cash restructuring charge	2.6	—
Other non-cash items	4.1	(2.8)
Changes in assets and liabilities, net of the effects of acquisitions:
Accounts receivable, net	79.6	(77.8)
Inventories	(39.0)	(23.1)
Accounts payable	(34.0)	(12.0)
Income taxes	0.3	27.3
Accrued and other liabilities	(18.0)	(38.4)
Other	13.7	(12.3)
Net cash provided by (used in) operating activities	141.2	(7.8)
Cash Flows From Investing Activities:
Capital expenditures	(50.7)	(76.7)
Acquisition and intangibles, net of cash acquired	(1,293.2)	(88.1)
Restricted cash	4.1	0.9
Other	8.0	(1.1)
Net cash (used in) investing activities	(1,331.8)	(165.0)
Cash Flows From Financing Activities:
Issuance of external debt	1,296.8	—
Repayment of external debt	(30.1)	—
Repayment of capital leases	(0.7)	(0.7)
Debt financing costs	(32.2)	(2.3)
Excess tax benefit from share-based compensation	4.0	3.0
Net transfers to parent	—	172.8
Proceeds from stock option exercises	16.1	—
Repurchase of shares	(1.8)	—
Net cash provided by financing activities	1,252.1	172.8
Effect of currency rate changes on cash	(2.1)	—
Net increase in cash and cash equivalents	59.4	—
Cash and cash equivalents at beginning of period	275.5	—
Cash and cash equivalents at end of period	$334.9	$—